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Exhibit 16.4


                            Malone & Bailey, PLLC
                       5444 Westheimer Rd., Suite 2080
                              Houston TX  77056


22 October 2001


To the Board of Directors
APO Health, Inc.

We have read and agree with the comments in Item 4 of Form 8-K of APO Health, Inc. dated October 22, 2001.


/ s/  Malone & Bailey

Malone & Bailey, PLLC
Houston, Texas